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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of Event Reported):  JUNE 5, 1997


                             LXR BIOTECHNOLOGY INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


            1-12968                                       68-0282856
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    (Commission file number)                   (IRS employer identification no.)


1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA                94804
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(Address of principal executive offices)                (Zip code)


                                 (510) 412-9100
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              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.    OTHER EVENTS.

           On June 5, 1997, LXR Biotechnology Inc. ("LXR" or the "Company") announced that it will not proceed with further U.S. clinical trials of Lexirin(tm) in AIDS patients at this time. Lexirin is a proprietary oral compound designed to inhibit excessive apoptotic cell death in the gastrointestinal tract usually associated with severe diarrhea encountered in cancer chemotherapy, radiotherapy for prostate cancer, and AIDS. Preliminary results of the recent Phase I safety trial indicated that Lexirin is well tolerated in AIDS patients and that no adverse reactions were encountered. However, in light of the growing use of triple drug therapy for HIV infection in the last six to nine months and concomitant decrease in side effects suffered by patients infected with HIV, LXR has decided to reallocate its resources to the development of its candidate systems to preserve and protect organ function, including HK-Cardiosol(tm), CP-Cardiosol(tm) and Elirex(tm), for which the Company believes there are larger markets and more pressing needs.

           LXR intends to continue to analyze the market for AIDS related diarrhea therapy outside the U.S. and to evaluate Lexirin for potential applications in other markets, including cancer chemotherapy and radiotherapy.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  LXR BIOTECHNOLOGY INC.



Date:  June 13, 1997                              By:    /s/ L. David Tomei
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                                                         L. David Tomei
                                                         Chief Executive Officer




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